Exhibit 10.28

Capmark Loan No. 99-1068266

LOAN EXTENSION AGREEMENT

THIS LOAN EXTENSION AGREEMENT (“Agreement”) is made the 9th day of March, 2009 (the “Effective Date”) by and between COLO PROPERTIES ATLANTA, LLC, a Delaware limited liability company (“Borrower” or “Maker”), with a mailing address at c/o The telx Group, Inc., 17 State Street, 33rd Floor, New York, New York 10004 and WELLS FARGO BANK, N.A., AS TRUSTEE FOR THE BENEFIT OF THE HOLDERS OF UBS COMMERCIAL MORTGAGE TRUST 2007-FL1, COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES, SERIES 2007-FL1, with an office at c/o Capmark Finance Inc., 116 Welsh Road, Horsham, PA 19044 (hereinafter referred to as “Lender” or “Mortgagee”).

RECITALS

A.        Borrower is the owner in fee simple of certain parcels of land and improvements thereon located at 56 Marietta Street, Atlanta, Georgia (the “Premises”), which Premises are more particularly described in that certain Deed to Secure Debt, Security Agreement and Financing Agreement, dated as of March 7, 2007 (the “Security Agreement”) from Borrower to UBS Real Estate Securities Inc., a Delaware corporation (the “Original Lender”).

B.        Original Lender made a loan in the original principal amount of up to SIXTY MILLION and 00/100 Dollars ($60,000,000.00) (the “Loan”) to Borrower, pursuant to that certain Loan Agreement dated as of March 8, 2007 by and between Borrower and Original Lender (the “Original Loan Agreement”), and evidenced by that certain Promissory Note dated March 8, 2007, made by Borrower to Original Lender (the “Original Note”). In connection with a restructuring of the Loan and the creation of an additional mezzanine loan, Borrower and Original Lender subsequently amended and restated (i) the Original Loan Agreement in its entirety in accordance with the terms of that certain Amended and Restated Loan Agreement dated as of August 10, 2007 by and between Borrower and Original Lender, as amended by that certain First Amendment to Amended and Restated Loan Agreement dated as of December 1, 2007 by and between Borrower and Original Lender (together with all addenda, modifications, amendments, riders, exhibits and supplements thereto, the “Loan Agreement”) and (ii) the Original Note in its entirety in accordance with the terms of that certain Amended and Restated Promissory Note dated August 10, 2007, made by Borrower to Original Lender (together with all addenda, modifications, amendments, riders, exhibits and supplements thereto, the “Note”), repayment of which is secured, inter alia, by the Security Agreement. The Note, the Security Agreement, the Loan Agreement and the other documents described in or accompanying the Note, as amended from time to time, are hereinafter collectively referred to as the “Loan Documents”.

C.        Original Lender assigned all of its interest in the Loan Documents to Lender.

D.        In accordance with Section 2.3.2(b) of the Loan Agreement, Borrower submitted to Lender written notice (the “Extension Notice”) to extend the Maturity Date (as defined in the Loan Agreement) from March 9, 2009 to March 9, 2010.

E.        Lender has agreed to extend the Maturity Date subject to satisfaction of the conditions set forth in the Loan Documents and this Agreement.

F.        All capitalized terms not defined herein shall have the meanings ascribed to such terms in the Loan Documents.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and undertakings herein contained, the parties hereto, intending to be legally bound, covenant and agree as follows:

1.        Borrower covenants and confirms that all of the above outlined Recitals set forth in this Agreement are true, correct and complete in every respect and are incorporated herein and made a part hereof. Borrower acknowledges that Lender in entering into this Agreement is relying on such covenants and confirmations.

2.        The Maturity Date on which the entire principal balance as well as any accrued and unpaid interest and any other sums required to be paid thereunder shall be due and payable is extended from March 9, 2009 to March 9, 2010 (the “Extension” or the “Extension Term”).

3.        The outstanding balance of the Loan as of the date hereof is $60,000,000.00 in principal plus all unpaid and accrued interest.

4.        Borrower shall continue to make monthly payments of interest on the ninth (9th) day of each month pursuant to the terms of the Loan Agreement.

5.        As an inducement to Lender to enter into this Agreement, Borrower represents, warrants, covenants and agrees as follows:

(a)        Borrower has full power, authority and legal right to own its properties and assets and to conduct its business as currently conducted.

(b)        Borrower has full power, authority and legal right to execute and deliver, and to perform and observe the provisions of, this Agreement and any document executed pursuant to or in connection with this Agreement and to carry out the transactions contemplated hereby.

(c)        This Agreement constitutes the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms.

(d)        The execution and delivery of this Agreement, and any documents executed pursuant to this Agreement, and compliance with their respective terms as contemplated herein, will not result in a breach of any of the terms or conditions of, or result in

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the imposition of any lien, charge or encumbrance upon any property of Borrower pursuant to, or constitute a default (with due notice or lapse of time or both) or result in an occurrence of any event for which any holder or holders of indebtedness for money borrowed may declare the same due and payable under any indenture, agreement, order, judgment or instrument to which Borrower is a party or by which Borrower or its property may be bound or affected, and will not violate any provision of applicable law.

(e)        Borrower has good and marketable title to the Premises and the Premises is not subject to any lien, claim or interest (including any encumbrance, security interest or mechanic’s or materialmen’s lien), except for: (i) Permitted Encumbrances (as defined in the Loan Agreement); (ii) those in favor of Lender; and (iii) which existed of record on the Closing Date (as defined in the Loan Agreement) and were approved by Lender.

(f)        There is no litigation pending or to the best of Borrower’s knowledge threatened against Borrower which could in any way adversely affect title to the Premises or any part thereof or otherwise result in a material adverse change in the financial condition of Borrower or any guarantor of the Loan.

(g)        Borrower covenants that no Event of Default is occurring, or no event, which with the giving of notice or lapse of time or both could become an Event of Default, has occurred and is continuing as of the date on which Borrower submitted notice of the Extension to Lender and as of the Maturity Date.

(h)        Borrower is aware that each of the representations and warranties of Borrower contained in this Agreement is material to Lender in entering into this Agreement.

6.        Borrower covenants and confirms that, except as specifically modified by this Agreement, all of the terms and conditions of the Loan Documents shall be unmodified and remain in full force and effect. This Agreement shall not be construed as a novation of the Note or the other Loan Documents. This Agreement shall not prejudice any present or future rights, remedies, benefits or powers belonging or accruing to Lender under the terms of the Loan Documents as amended by this Agreement.

7.        This Agreement shall in no way adversely affect or impair the lien priority of the Security Agreement or the other Loan Documents. If this Agreement or any part hereof, or any instrument executed in connection herewith, shall be construed or shall operate to affect the lien priority of the Security Agreement or the other Loan Documents, then to the extent third persons acquiring an interest or lien upon the Premises between the time of recording of the Security Agreement or other Loan Documents and the execution of this Agreement are prejudiced thereby, this Agreement shall be void and of no further force and effect. Notwithstanding the foregoing, the parties hereto, as between themselves, shall be bound by all of the terms and conditions of this Agreement until all indebtedness owing from Borrower to Lender has been paid.

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8.        Each and every one of the terms and provisions of this Agreement shall be binding upon Borrower, its successors and assigns and shall inure to the benefit of Lender, its successors and assigns.

9.        As a condition precedent to the effectiveness of this Agreement, Borrower shall obtain and deliver to Lender an Interest Rate Protection Agreement through the Extension Term under the same terms and conditions of the initial Interest Rate Protection Agreement (including its LIBOR strike price) entered into in connection with the Loan and shall provide an Assignment of Protection Agreement with respect thereto, together with an opinion of counsel with respect thereto reasonably acceptable to Lender.

10.        No failure to exercise, and no delay in exercising, any right, power or remedy under this Agreement or under any document delivered by Borrower pursuant hereto or heretofore pursuant to the transactions contemplated hereby shall impair any right, power or remedy which Lender may have, nor shall any such delay be construed to be a waiver of any of such rights, powers or remedies, or an acquiescence in any breach or default under this Agreement or any document delivered pursuant to this Agreement or the transactions contemplated hereby, nor shall any waiver of any breach or default of Borrower be deemed a waiver of any default or breach subsequently occurring.

11.        If any one or more of the provisions contained in this Agreement is determined to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

12.        Borrower shall be responsible for the payment of all reasonable costs and expenses related to the modification and/or amendment of the Loan Documents set forth in this Agreement.

13.        This Agreement and the Loan Documents constitute the entire agreement between the parties hereto with respect to the subject matter hereof. This Agreement supersedes all previous negotiations and discussions between the parties, and no parol evidence of any prior or other agreement shall be permitted to contradict or vary the terms hereof. In the event of any inconsistencies between the provisions of this Agreement and the Loan Documents, the provisions of this Agreement shall control.

14.        Unless the context otherwise specifies or requires, all of the terms used in this Agreement shall be applicable equally to the singular and plural forms of such terms and to all genders.

15.        This Agreement may be executed in one or more counterparts by some or all of the parties hereto, each of which counterparts shall be an original and all of which together shall constitute a single agreement.

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WITNESS the due execution hereof as a document under seal, with the intent to be legally bound hereby.

BORROWER:

COLO PROPERTIES ATLANTA, LLC, a Delaware limited liability company

By:	/s/ J. Todd Raymond
Name:	J. Todd Raymond
Title:	President

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LENDER:

WELLS FARGO BANK, N.A., AS TRUSTEE FOR THE BENEFIT OF THE HOLDERS OF UBS COMMERCIAL MORTGAGE TRUST 2007-FL1, COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES, SERIES 2007-FL1

By:	Capmark Finance Inc., a California corporation, its Servicer

By:	/s/ Gary A. Routzahn
Name:	Gary A. Routzahn
Title:	Vice President, Manager

CONSENT AND JOINDER

The undersigned THE TELX GROUP, INC., a Delaware corporation (the “Guarantor”), hereby acknowledges receipt of notice of the annexed Loan Extension Agreement (the “Agreement”). In order to induce WELLS FARGO BANK, N.A., AS TRUSTEE FOR THE BENEFIT OF THE HOLDERS OF UBS COMMERCIAL MORTGAGE TRUST 2007-FL1, COMMERCIAL MORTGAGE PASS THROUGH CERTIFICATES, SERIES 2007-FL1 (“Lender”) to enter into the Agreement, the Guarantor covenants and agrees as follows:

1.        The Guarantor confirms that it is a guarantor under that certain Amended and Restated Guaranty of Recourse Obligations, dated August 10, 2007 given by the Guarantor in connection with the Loan (the “Guaranty”).

2.        The Guarantor has examined the Agreement and expressly consents to and approves the modifications to the Loan Documents contained therein. The Guarantor further acknowledges and agrees that its obligations, liabilities and responsibilities under the Guaranty shall continue in full force and effect with respect to the indebtedness which is evidenced by the Note and secured by the other Loan Documents as modified. The obligations, liabilities and responsibilities of the Guarantor under the Guaranty are hereby ratified, approved and affirmed by the undersigned and incorporated herein in their entirety by this reference.

3.        Each capitalized term not otherwise defined in this Consent and Joinder shall have the same meaning specified in the Agreement.

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WITNESS the due execution hereof as a document under seal, as of March     , 2009, with the intent to be legally bound hereby.

GUARANTOR:

THE TELX GROUP, INC., a Delaware corporation

By:	/s/ Christopher Downie
Name:	Christopher Downie
Title:	President – CFO